As filed with the Securities and Exchange Commission on June 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3698422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2642 Michelle Drive, Suite 200 Tustin, California 92780 (714) 508-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Mark R. Ziebell General Counsel Avid Bioservices, Inc. 2642 Michelle Drive, Suite 200 Tustin, California 92780 (714) 508-6100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael A. Hedge, Esq. K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 253-0900	Daniel R. Hart, Chief Financial Officer Avid Bioservices, Inc. 2642 Michelle Drive, Suite 200 Tustin, California 92780 (714) 508-6100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Debt Securities
Warrants
Units
Rights
Total:

(1)	An indeterminate aggregate initial offering price or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby, including such indeterminate amount of such securities as may be issued pursuant to any applicable anti-dilution adjustment. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange, settlement or exercise of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Common Stock
Offered by the Selling Stockholders

We may, from time to time, offer to sell, in one or more series, senior or subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, purchase units or depositary shares, or any combination of these securities and the selling stockholders may offer and sell shares of our common stock in one or more offerings. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more other entities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, and trades under the symbol “CDMO.” On June 29, 2021, the last reported sale price of our common stock on NASDAQ was $24.48 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and any related free writing prospectus and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We or any of the selling stockholders will provide the specific terms of any securities we may offer in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the information incorporated, or deemed to be incorporated by reference in this prospectus, and any accompanying prospectus supplement and related free writing prospectus before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We or any of the selling stockholders may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable fees, commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2021

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration statement, we or any of the selling stockholders may from time to time sell any one or more, or a combination, of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders offer and sell our securities, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to carefully read and consider the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We obtained the industry, statistical and market data, including our general expectations, market position and market opportunity, in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references in this prospectus to “Avid Bioservices, Inc.” “Avid,” the “Company,” “Registrant,” “we,” “us,” “our” and similar designations refer, collectively, to Avid Bioservices, Inc., a Delaware corporation, and our consolidated subsidiaries.

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ABOUT AVID BIOSERVICES, INC.

We are a dedicated contract development and manufacturing organization, or CDMO, that provides a comprehensive range of services from process development to Current Good Manufacturing Practices, or CGMP, clinical and commercial manufacturing, focused on biopharmaceutical drug substances derived from mammalian cell culture. Our services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. We also provide a variety of process development services, including upstream and downstream development and optimization, analytical method development, testing and characterization. All of our services are available either stand-alone or bundled for full development and manufacturing programs.

We were originally incorporated in the State of California in June 1981 and reincorporated in the State of Delaware on September 25, 1996. On January 5, 2018, we changed our name from Peregrine Pharmaceuticals, Inc. to Avid Bioservices, Inc. Our principal executive offices are located at 2642 Michelle Drive, Suite 200, Tustin, California 92780 and our telephone number is (714) 508-6100. Our internet website address is www.avidbio.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully review the risks, uncertainties and assumptions described in this prospectus, any accompanying prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

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Cautionary Note Regarding Forward-Looking Statements

This prospectus and in the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our management’s beliefs and assumptions. In addition, these forward-looking statements reflect our management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things:

•	the loss of customers who account for a major portion of revenues;
•	delays in the construction of facility expansions;
•	a failure to maximize facility capacity utilization;
•	the impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and us, on our business, financial condition and results of operations as well as operations of third parties on which we rely;
•	a business disruption due to unforeseeable developments in Tustin, California;
•	failure to comply with regulatory requirements;
•	adverse developments concerning our customer or suppliers;
•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•	introductions and announcements of new technologies by us or our competitors, and the timing of these introductions and announcements;
•	developments and projections relating to our competitors and our industry;
•	a failure to enhance our existing or introduce new service offerings;
•	rumors and market speculation involving us or other companies in our industry;
•	general economic, industry and market conditions, including the size and growth, if any, of the market;
•	additions or departures of key personnel;
•	changes in our capital structure, such as future issuances of securities and the incurrence of debt; and
•	the results of any future legal proceedings.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, or rights to purchase shares of our common stock, preferred stock, or warrants, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to our certificate of incorporation and our bylaws.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, of which 61,097,671 shares were issued and outstanding as of June 18, 2021. The holders of our common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders have the right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. As a Delaware corporation, we are subject to certain restrictions on dividends under the DGCL. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on NASDAQ and trades under the symbol “CDMO.” The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is P.O. Box 1342, Brentwood, New York 11717, and its telephone number is (866) 937-5449.

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Preferred Stock

We are authorized to designate and issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation and the DGCL, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders.

Under the terms of our certificate of incorporation, our board of directors may, without action by stockholders, designate and authorize the issuance of series of authorized preferred stock and, in connection with the creation of such series, fix by the resolution or resolutions providing for the issuance of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting such series. The particular terms of any preferred stock offered by this prospectus and any prospectus supplement will be described in the applicable prospectus supplement, and include, to the extent possible:

•	The maximum number of shares in the series and the designation of the series;

•	The terms of which dividends, if any, will be paid;

•	The terms of which the shares may be redeemed, if at all;

•	The liquidation preference, if any;

•	The terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	The terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;

•	The voting rights, if any, of the shares of the series; and

•	Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of the preferred stock above is not complete. You should refer to our certificate of incorporation or certificate of designations, as the case may be, establishing a particular series of preferred stock, in either case which will be filed with the Secretary of State of the State of Delaware. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

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Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger or combination, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is an entity or person who, together with affiliates and associates, beneficially owns (or within three years prior to the determination of interested stockholder status did beneficially own) 15% or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Board of Directors Vacancies

Our bylaws provide that any vacancy or vacancies in our board of directors resulting from the death, resignation or removal of any director, or an increase in the authorized number of directors, may be filled by a majority of the remaining directors, though less than a quorum.

Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Special Meeting Requirements

Our bylaws provide that special meetings of our stockholders may only be called at the request of a majority of our board of directors.

Stockholder Action by Written Consent

Our certificate of incorporation and bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in an applicable prospectus supplement. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplements.

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Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title of the series of debt securities and the ranking;
•	the aggregate principal amount and any limit on that amount;
•	the price at which the debt securities will be issued;
•	the date on which the debt securities mature;
•	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•	any redemption or early repayment provisions;
•	any sinking fund or similar provisions;
•	the authorized denominations;
•	any applicable subordination provisions;
•	any guarantees of the securities by our subsidiaries or others;
•	the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;
•	any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•	the person to whom and manner in which any interest shall be payable;
•	whether the securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•	the securities exchange(s), if any, on which the securities will be listed;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the form (certificated or book-entry);
•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•	additional terms not inconsistent with the provisions of the indenture.

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Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•	failure to make sinking fund payments when due;
•	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•	certain events of bankruptcy, insolvency or reorganization; and
•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

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The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•	provide for uncertificated debt securities in addition to certificated debt securities;
•	make any change that does not adversely affect the rights and interests of any holder of the debt securities in any material respect;
•	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•	establish any additional series of debt securities; or
•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of the debt securities;
•	reduce the rate or change the time for payment of interest;
•	change the fixed maturity date;
•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•	make any debt security payable in currency other than that stated in the debt security;
•	waive any existing default or event of default and the resulting consequences;
•	modify the right of any holder to receive payment of principal or interest on any debt security;
•	impair the right of any holder to institute suit for the enforcement of any payment due; or
•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

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Covenants

Except as permitted under “Consolidation, Merger or Sale” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•	all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation; or
•	all outstanding debt securities of any series have become due and payable; and
•	we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•	we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

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We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the series;
•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•	rights, obligations, duties and immunities of the trustee;
•	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•	our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in an applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless an applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•	other circumstances, if any, as may be described in the applicable prospectus supplement.

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All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in an applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

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Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in an applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in an applicable prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with any of our securities. Warrants also may be attached to other securities that we may issue. We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in an applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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An applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
•	the date that the warrants may first be exercised;
•	the date that the warrants expire;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	information with respect to book-entry procedures, if any;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of certain federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities, preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the warrant is being exercised, and (2) a properly completed and executed warrant certificate. The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

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Governing Law

Unless we provide otherwise in an applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;
•	the securities for which the rights are exercisable;
•	the exercise price for the rights;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of the rights issued to each security holder;
•	the extent to which the rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

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SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies. Our subsidiaries that acquire our securities may also transfer some or all of those securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to approval of our audit committee of the board of directors, policies established by our board of directors with regard to trading in our securities by officers and directors, and applicable rules of NASDAQ.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

An applicable prospectus supplement or supplements (and any related free writing prospectus that we or the selling stockholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

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Sales Through Underwriters or Dealers

If we or the selling stockholders use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sales Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we or the selling stockholders use an underwriter or underwriters in the sale of securities, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We or the selling stockholders will set forth in an applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Only underwriters named in an applicable prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We or the selling stockholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we or the selling stockholders grant any over-allotment option, the terms of any over-allotment option will be set forth in an applicable prospectus supplement relating to those securities.

Sales Through Dealers

If we or the selling stockholders use dealers in the sale of the securities offered by this prospectus, we, the selling stockholders or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. An applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We or the selling stockholders may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of the sales will be described in an applicable prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. An applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

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Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on NASDAQ. Any shares of common stock sold pursuant to an applicable prospectus supplement will be eligible for listing and trading on NASDAQ, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Any such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sales for hedging purposes and any other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

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Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in an applicable prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2021, and the effectiveness of our internal control over financial reporting as of April 30, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

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We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.avidbio.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. You may also request a copy of these filings, at no cost, by writing us at 2642 Michelle Drive, Suite 200, Tustin, California 92780, Attention: Corporate Secretary or telephoning us at (714) 508-6100.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the SEC on June 29, 2021;

•	our Current Reports on Form 8-K filed with the SEC on May 5, 2021.

•	the description of our common stock contained in our Registration Statement on Form 8-B (Registration of Successor Issuers) filed under the Exchange Act on March 24, 1997, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents and information should be directed to:

Avid Bioservices, Inc.

Attn: Corporate Secretary

2642 Michelle Drive, Suite 200

Tustin, California 92780

(714) 508-6100

See also “Where You Can Find More Information.”

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Common Stock Preferred Stock Debt Securities Warrants Rights Units Common Stock Offered by the Selling Stockholders _________________ PROSPECTUS _________________ Dated: June 29, 2021

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$	*
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

* Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, or our Certificate, and Amended and Restated Bylaws, or our Bylaws, include provisions that eliminate the directors’ personal liability for monetary damages to the fullest extent possible under Delaware law or other applicable law, or the Director Liability Provision. The Director Liability Provision eliminates the liability of directors to us and our stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. However, the Director Liability Provision does not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemption of stock other than from lawfully available funds, or (iv) any transactions from which the director derived an improper benefit. The Director Liability Provision also does not affect a director’s liability under the federal securities laws or the recovery of damages by third parties. Furthermore, under Delaware law, the limitation liability afforded by the Director Liability Provision does not eliminate a director’s personal liability for breach of the director’s duty of due care. Although the directors would not be liable for monetary damages to us or our stockholders for negligent acts or omissions in exercising their duty of due care, the directors remain subject to equitable remedies, such as actions for injunction or rescission, although these remedies, whether as a result of timeliness or otherwise, may not be effective in all situations. With regard to directors who also are officers of our company, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers. These provisions may cover actions undertaken by the board of directors, which may serve as the basis for a claim against us under the federal and state securities laws. We have been advised that it is the position of the Securities and Exchange Commission, or the Commission, that insofar as the foregoing provisions may be involved to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Delaware law provides a detailed statutory framework covering indemnification of our directors, officers, employees or agents against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the Delaware General Corporation Law, or Section 145, provides that a director, officer, employee or agent of a corporation (i) shall be indemnified by the corporation for expenses actually and reasonably incurred in defense of any action or proceeding if such person is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses actually and reasonably incurred, judgments, fines and amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses actually and reasonably incurred (but not judgments or settlements) in any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director has been adjudged liable to the corporation.

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Delaware law also permits a corporation to elect to indemnify its officers, directors, employees and agents under a broader range of circumstances than that provided under Section 145. The Certificate contains a provision that takes full advantage of the permissive Delaware indemnification laws, or the Indemnification Provision, and provides that we are required to indemnify our officers, directors, employees and agents to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary, provided, however, that prior to making such discretionary indemnification, we must determine that the person acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, in the case of any criminal action or proceeding, the person had no reason to believe his or her conduct was unlawful.

In furtherance of the objectives of the Indemnification Provision, we have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Certificate and Bylaws, or the Indemnification Agreements. We believe that the Indemnification Agreements are necessary to attract and retain qualified directors and executive officers. Pursuant to the Indemnification Agreements, an indemnitee will be entitled to indemnification to the extent permitted by Section 145 or other applicable law. In addition, to the maximum extent permitted by applicable law, an indemnitee will be entitled to indemnification for any amount or expense which the indemnitee actually and reasonably incurs as a result of or in connection with prosecuting, defending, preparing to prosecute or defend, investigating, preparing to be a witness, or otherwise participating in any threatened, pending or completed claim, suit, arbitration, inquiry or other proceeding, or a Proceeding, in which the indemnitee is threatened to be made or is made a party or participant as a result of his or her position with us, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe his or her conduct was unlawful. If the Proceeding is brought by or in the right of our company and applicable law so provides, the Indemnification Agreement provides that no indemnification against expenses shall be made in respect of any claim, issue or matter in the Proceeding as to which the indemnitee shall have been adjudged liable to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The Exhibits to this Registration Statement are listed in the Exhibit Index commencing on page EX-1 hereof.

Item 17. Undertakings

The undersigned undertakes:

(a)                 To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(e)                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934  (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(g)                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)                The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on June 29, 2021.

AVID BIOSERVICES, INC.

By: /s/ Nicholas S. Green
Nicholas S. Green
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas S. Green and Daniel R. Hart, and each of them, such person’s true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nicholas S. Green	President and Chief Executive Officer (Principal	June 29, 2021
Nicholas S. Green	Executive Officer), and Director

/s/ Daniel R. Hart	Chief Financial Officer (Principal	June 29, 2021
Daniel R. Hart	Financial and Accounting Officer)

/s/ Esther M. Alegria, Ph.D.	Director	June 29, 2021
Esther M. Alegria, Ph.D.

/s/ Mark R. Bamforth	Director	June 29, 2021
Mark R. Bamforth

/s/ Joseph Carleone, Ph.D.	Director	June 29, 2021
Joseph Carleone, Ph.D.

/s/ Richard B. Hancock	Director	June 29, 2021
Richard B. Hancock

/s/ Catherine J. Mackey, Ph.D.	Director	June 29, 2021
Catherine J. Mackey, Ph.D.

/s/ Gregory P. Sargen	Director	June 29, 2021
Gregory P. Sargen

/s/ Jeanne Thoma	Director	June 29, 2021
Jeanne Thoma

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EXHIBIT INDEX

Exhibit Number	Description
1.1+	Form of Underwriting Agreement.

3.1	Certificate of Incorporation, as amended through October 4, 2018 (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on December 10, 2018)

3.2	Amended and Restated Bylaws ((incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on September 15, 2020)

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 1988).

4.2+	Form of Preferred Stock Certificate of the Registrant.

4.3+	Form of Certificate of Designation of Preferred Stock of the Registrant.

4.4*	Form of Indenture.

4.5+	Form of Debt Security.

4.6+	Form of Warrant Agreement, including form of Warrant Certificate.

4.7+	Form of Unit Agreement and Unit Certificate, if any.

4.8+	Form of Right Agreement and Right Certificate, if any.

5.1*	Opinion of K&L Gates LLP, counsel to the Registrant.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
*	Filed herewith.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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